OPTION(S) TO EXTEND
STANDARD LEASE ADDENDUM

                                    Dated February 14, 2007__________________________________________________

                                    By and between (Lessor) Land Associates Trust, E.C. Alsenz, Trustee_______________
                                                                                 _________________________________________________

                                    By and between (Lessee) T3 Motion, Inc., a Delaware Corporation__________________
                                                                                   ________________________________________________

                                    Address of Premises:  2990 Airway Avenue__________________________________
                                                             Costa Mesa, CA______________________________________

Paragraph 51

A.     OPTION(s) TO EXTEND:
Lessor hereby grants to Lessee the option to extend the term of this Lease for  one    (1)     additional  60 month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:

(i)      In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least 6     but not more than 12   months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire.  Options (if there are more than one) may only be exercised consecutively.

(ii) The provisions of paragraph 39, including those relating to Lessee's Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.

        (iii)    Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

(iv)    This Option is personal to the origin at Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.

(v) The monthly Rent for each month of the option period shall be calculated as follows, using the method(s) indicated below: (Check Method(s) to be Used and Fill in Appropriately)

~~[  ]    l.   Cost of Living Adjustment(s) (COLA)~~
~~a. On (Fill in COLA Dates):____________________________________________________________________________________________________________________________________________________________________________~~

~~the Base Rent shall be adjusted by the change if any  from   the  Base  Month  specified  below in the  Consumer Price index of the Bureau  of Labor Statistics of the U.S. Department of labor for (select one) ☐  CPI W ( Urban  Wage Earners and Clerical Workers) or ☐  CPI U (All Urban Consumers) , for (Fill in Urban Area)~~
~~All Items (1982- 1984 -100) herein referred to as CPI~~

        ~~b.     The monthly rent payable in accordance with paragraph A.1.a of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of  the attached Lease shall be multiplied to a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to  the month(s) specified in paragraph A. 1.a above during which the adjustment is to take effect, and the denominator of which shall be thee CPI if the calendar month which is 2 months prior to (select one) ☐ the first month of the term of this Lease as set forth in paragraph 1.3  (Base Month”) or  ☐ (Fill in other Base Month)~~

~~The sum so calculated  shall constitute the new monthly rent hereunder but in no event shall any such new monthly rent be less than the rent  payable for the month immediately preceding the rent adjustment.~~

        ~~c.      In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued then the index most nearly the same as the CPI shall be used to make such calculation.  In the event that the Parties cannot agree on such alternative index, then  the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equality by the Parties.~~

[x]    II.     Market Rental Value Adjustment(s) (MRV)
 a.     On (Fill in MRV Adjustment  Date(s)    September   1,    2012
the Base Rent shall be adjusted to the "Market Rental Value" of the property as follows;
         1)  Four months prior to each Market Rental Value Adjustment Date described above, the
Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached within thirty days, then:
                              (a)  Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or
              (b)  Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in  writing, to arbitration in accordance with the following provisions:

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©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-G-3/0GE

                 (i) Within 15 days thereafter, the Lessor and Lessee shall each select an [ ] appraiser or [x] broker ("Consultant" - check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

             (ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach decision as to what the actual MRV for the Premises is  and whether Lessor's or Lessee's submitted MRV is the closest thereto.  The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

                     (iii)  If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator  timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

             (iv) The entire cost of such arbitration shall be paid by the Party whose submitted MRV is   not selected, i.e. the one that is NOT the closest to the actual MRV.

     2) Notwithstanding the foregoing, the new MRV shall not be less than the rent payable   the month immediately preceding the Rent adjustment.

              b.   Upon the establishment of each New Market Rental Value:
     1)  the new MRV will become the new “Base Rent" for the purpose of calculating any further Adjustments, and
     2)  the first month of each Market Rental Value term  shall  become the new "Base Month" for the  purpose of calculating  any further Adjustments.

[  ]   III.    Fixed Rental Adjustment(s) (FRA)
The Base Rent shall be increased to the following amount on the dates set forth below:

On (Fill in FRA Adjustment Date(s):	The New Base Rent shall be:

B.    NOTICE
Unless specified otherwise herein, notice of any Rental adjustments,  other than Fixed  Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

C.    BROKER'S FEE:
The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease.

NOTICE: These forms arc often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

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©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-G-3/0GE